As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0359556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Marina Blvd. Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Alexander D. Macrae

President and Chief Executive Officer

Sangamo Therapeutics, Inc.

7000 Marina Blvd.

Brisbane, California 94005

(510) 970-6000

(Name and address of agent for service) (telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

101 California St., 5th Floor

San Francisco, California 94111-5800

Tel: (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	9,900,000	$10.04	$99,396,000	$12,901.60

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The offering price per share and the aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on July 29, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Sangamo Therapeutics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 9,900,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) to be issued pursuant to the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”). The Registrant previously registered 19,131,725 shares of the Registrant’s Common Stock that are or may become issuable under the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-225552) filed with the Commission on June 11, 2018 (the “Prior Form S-8”). This Registration Statement relates to securities of the same class as those to which the Prior Form S-8 relates and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8 is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	the Registrant’s annual report on Form 10-K for the year ended December 31, 2019, which was filed with the Commission on February 28, 2020;

•

the information specifically incorporated by reference into the Registrant’s annual report on Form 10-K for the year ended December  31, 2019 from the Registrant’s definitive proxy statement on Schedule 14A relating to its 2020 annual meeting of stockholders, which was filed with the Commission on April 2, 2020;

•	the Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, which were filed with the Commission on May 11, 2020 and August 5, 2020, respectively;

•	the Registrant’s current reports on Form 8-K, which were filed with the Commission on February 14, 2020, April 17, 2020, May 22, 2020, June 24, 2020 and July 30, 2020; and

•

the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A, which was filed with the Commission on March 31, 2000, including all amendments and reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

Exhibit Number	Description

4.1	Seventh Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2017).

4.2	Fourth Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2020).

4.3	Third Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed June 15, 2018).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages hereto.

99.1	Amended and Restated Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on August 5, 2020.

SANGAMO THERAPEUTICS, INC.

By:	/s/ Alexander D. Macrae
Alexander D. Macrae, M.B., Ch.B., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander D. Macrae, Sung H. Lee and Gary H. Loeb, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Alexander D. Macrae Alexander D. Macrae, M.B., Ch.B., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2020

/s/ Sung H. Lee Sung H. Lee	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2020

/s/ Prathyusha Duraibabu Prathyusha Duraibabu	Vice President, Finance (Principal Accounting Officer)	August 5, 2020

/s/ H. Stewart Parker H. Stewart Parker	Director and Chairman of the Board	August 5, 2020

/s/ Robert F. Carey Robert F. Carey	Director	August 5, 2020

/s/ Stephen G. Dilly Stephen G. Dilly, M.B.B.S., Ph.D.	Director	August 5, 2020

/s/ John H. Markels John H. Markels, Ph.D.	Director	August 5, 2020

/s/ James R. Meyers James R. Meyers	Director	August 5, 2020

/s/ Saira Ramasastry Saira Ramasastry	Director	August 5, 2020

/s/ Karen L. Smith Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.	Director	August 5, 2020

/s/ Joseph S. Zakrzewksi Joseph S. Zakrzewksi	Director	August 5, 2020